Contact:	Marissa Vidaurri
Investor Relations
(512) 683-6873

National Instruments Reports Record Revenue for a Third Quarter of $321 Million
Net Income up 43% Year Over Year Through First Nine Months

Q3 2017 Highlights
•	Revenue of $321 million, up 5 percent year over year
•	GAAP gross margin of 74 percent
•	Non-GAAP gross margin of 75 percent
•	Fully diluted GAAP EPS of $0.25 and fully diluted non-GAAP EPS of $0.32
•	GAAP net income of $33 million
•	Non-GAAP net income of $42 million
•	GAAP net income up 43% year over year through first nine months
•	Non-GAAP net income up 28% year over year through first nine months
•	EBITDA of $57 million
•	Cash and short-term investments of $385 million as of September 30, 2017

AUSTIN, Texas – Oct. 26, 2017 - National Instruments (Nasdaq: NATI) today announced Q3 2017 revenue of $321 million, up 5 percent year over year.

In Q3 2017, NI received $8 million in orders from its largest customer compared with $5 million in orders from this customer in Q3 2016. The value of the company's total orders was up 5 percent year over year for the quarter; orders under $20,000 were up 1 percent year over year; orders between $20,000 and $100,000 were up 8 percent year over year; and orders above $100,000 were up 9 percent year over year.

GAAP net income for Q3 was $33 million, with fully diluted earnings per share (EPS) of $0.25, and non-GAAP net income was $42 million, a record for a third quarter, with non-GAAP fully diluted EPS of $0.32. Included in NI's GAAP net income for Q3 is $1 million related to restructuring charges. EBITDA, or Earnings Before Interest, Taxes, Depreciation and Amortization, was $57 million for Q3.

In Q3, GAAP gross margin was 74 percent and non-GAAP gross margin was 75 percent. Total GAAP operating expenses were $200 million, down slightly year over year. Total non-GAAP operating expenses were $190 million, down 2 percent year over year. GAAP operating margin was 12 percent in Q3, with GAAP operating income of $38 million, up 28 percent year over year. Non-GAAP operating margin was 15 percent in Q3, with non-GAAP operating income of $49 million, up 29 percent year over year. Year-to-date, GAAP operating expenses were $608 million, up 2 percent year over year, and non-GAAP operating expenses were $576 million, flat year over year. GAAP operating income year-to-date was $88 million, up 26 percent year over year, and non-GAAP operating income year-to-date was $128 million, up 26 percent year over year.

"I am pleased with our performance in the first nine months of the year." said Alex Davern, NI president and CEO. "We have seen record revenue and record profit and have made significant progress toward our target business model. With strong alignment and focus throughout our organization, we have seen continued success in the key focus areas of semiconductor test, 5G, the electric and connected vehicle, and the Industrial Internet of Things."

Karen Rapp, NI CFO, said, "I am proud of the progress we have made in improving our operating performance this year. The midpoint of our Q4 guidance would provide a 45 percent increase in our GAAP fully diluted EPS year over-year for 2017. I continue to be impressed with the commitment from our employees as we all work toward alignment with our operational model. We believe this focus on growth and profitability will keep us on track to achieve our goals this year and into 2018."

Geographic revenue in U.S. dollar terms for Q3 2017 compared with Q3 2016 was up 3 percent in the Americas, up 12 percent in APAC and up 1 percent in EMEIA. Excluding the impact of foreign currency exchange, revenue was up 3 percent in the Americas, up 12 in APAC and up 1 percent in EMEIA. Historical revenue from these three regions can be found on NI's investor website at www.ni.com/nati.

As of Sept. 30, 2017, NI had $385 million in cash and short-term investments. During the third quarter, NI paid $27 million in dividends. The NI Board of Directors approved a quarterly dividend of $0.21 per share payable on Dec. 4, 2017, to stockholders of record on Nov. 13, 2017.
The company's non-GAAP results exclude the impact of stock-based compensation, amortization of acquisition-related intangibles, acquisition-related transaction costs, taxes levied on the transfer of acquired intellectual property, foreign exchange loss on acquisitions, and restructuring charges. Reconciliations of the company's GAAP and non-GAAP results are included as part of this news release. The company's definition of core revenue is GAAP revenue excluding the impact of NI's largest customer and the impact of foreign currency exchange.

Guidance
NI currently expects Q4 revenue to be in the range of $331 million to $361 million, which would be a new Q4 record at the midpoint. Based on current exchange rates, the company expects that the impact of foreign exchange on dollar revenue will be minimal in Q4. The company currently expects that GAAP fully diluted EPS will be in the range of $0.27 to $0.41 for Q4, with non-GAAP fully diluted EPS expected to be in the range of $0.34 to $0.48. Included in the company's Q4 2017 GAAP EPS guidance is approximately $1 million of restructuring charges. For 2017, NI estimates its non-GAAP effective tax rate to be approximately 21 percent.

Non-GAAP Presentation
In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results and non-GAAP information that exclude certain charges. In this news release, the company has presented its year-over-year change in core revenue growth, gross margin, and operating margin for the three-month periods ending Sept. 30, 2017 and 2016, and its gross profit, operating expenses, operating income, income before income taxes, provision for income taxes, net income and basic and fully diluted EPS for the three-month and nine-month periods ending Sept. 30, 2017 and 2016, on a GAAP and non-GAAP basis. NI is also providing guidance on its non-GAAP fully diluted EPS and expected effective tax rate. The company is not able to provide guidance on its GAAP tax rate or a related reconciliation without unreasonable efforts since its future GAAP tax rate depends on its future stock price and related information that is not currently available.
When presenting non-GAAP information, the company includes a reconciliation of the non-GAAP results to the GAAP results. Management believes that including the non-GAAP results assists investors in assessing the company's operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider stock-based compensation expense, amortization of acquisition-related intangibles, acquisition-related transaction costs, taxes levied on the transfer of acquired intellectual property, foreign exchange loss on acquisitions and restructuring charges in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods; to establish operational goals; to compare with its business plan and individual operating budgets; to measure management performance for the purposes of executive compensation, including payments to be made under bonus plans; to assist the public in measuring the company's performance relative to the company's long-term public performance goals; to allocate resources; and, relative to the company's historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance. This news release discloses the company's EBITDA for the three-month and nine-month periods ending Sept. 30, 2017 and 2016. The company believes that including the EBITDA results assists investors in assessing the company's operational performance relative to its competitors. A reconciliation of EBITDA to GAAP net income is included with this news release. This news release also discloses the year-over-year change in the company's core revenue growth for the three-month period ending Sept. 30, 2017.  The company believes that including its year over year change in core revenue growth assists investors in assessing the company's operational performance. A reconciliation of its year over year change in GAAP revenue growth to its year over year change in core revenue growth is included with this news release.

Conference Call Information and Availability of Presentation Materials
Interested parties can listen to the Q3 2017 earnings conference call with NI management today, Oct. 26, at 4:00 p.m. CT at www.ni.com/call. Replay information is available by calling (855) 859-2056, confirmation code 92738818, shortly after the call through Oct. 29 at 11:59 p.m. CT or by visiting the company's website at www.ni.com/call. Presentation materials referred to on the conference call can be found at www.ni.com/nati.

Forward-Looking Statements
This release contains "forward-looking statements" including statements regarding significant progress toward our target business model,  strong alignment and focus throughout our organization, continued success in the key focus areas of semiconductor test, 5G, the electric and connected vehicle, and the Industrial Internet of Things, progress we have made in improving our operating performance, that the midpoint of our Q4 guidance would provide a 45 percent increase in our GAAP fully diluted EPS year-over-year for 2017, commitment from our employees as we all work toward alignment with our operational model, our belief that this focus on growth and profitability will keep us on track to achieve our goals this year and into 2018, expecting  Q4 revenue to be in the range of $331 million to $361 million, expecting the impact of foreign exchange on dollar revenue will be minimal in Q4, expecting that GAAP fully diluted EPS will be in the range of $0.27 to $0.41 for Q4, with non-GAAP fully diluted EPS expected to be in the range of $0.34 to $0.48, approximately $1 million of restructuring charges in Q4, and estimating non-GAAP effective tax rate to be approximately 21 percent. These statements are subject to a number of risks and uncertainties, including the risk of adverse changes or fluctuations in the global economy, foreign exchange fluctuations, fluctuations in demand for NI products including orders from NI's largest customer, component shortages, delays in the release of new products, the company's ability to effectively manage its operating expenses, manufacturing inefficiencies and the level of capacity utilization, the impact of any recent or future acquisitions by NI, expense overruns, adverse effects of price changes or effective tax rates. Actual results may differ materially from the expected results.

The company directs readers to its Form 10-K for the year ended Dec. 31, 2016, its Form 10-Q for the quarter ended June 30, 2017 and the other documents it files with the SEC for other risks associated with the company's future performance.

About NI
NI (ni.com) empowers engineers and scientists with a software-centric platform that incorporates modular hardware and an expansive ecosystem. This proven approach puts users firmly in control of defining what they need to accelerate their system design within test, measurement and control. NI's solution helps build high-performance systems that exceed requirements, quickly adapt to change and ultimately improve the world.
 (NATI-F)

National Instruments, NI and ni.com are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

National Instruments
Condensed Consolidated Balance Sheets
(in thousands)
	September 30,	December 31,
	2017	2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$294,194	$285,283
Short-term investments	91,223	73,117
Accounts receivable, net	235,177	228,686
Inventories, net	184,641	193,608
Prepaid expenses and other current assets	50,325	53,953
Total current assets	855,560	834,647

Property and equipment, net	254,918	260,456
Goodwill	265,091	253,197
Intangible assets, net	122,681	108,663
Other long-term assets	32,878	39,601
Total assets	$1,531,128	$1,496,564

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$51,274	$48,800
Accrued compensation	45,231	27,743
Deferred revenue - current	120,271	115,577
Other current liabilities	17,802	32,997
Other taxes payable	30,832	34,958
Total current liabilities	265,410	260,075

Long-term debt	15,000	25,000
Deferred income taxes	37,074	45,386
Liability for uncertain tax positions	9,284	11,719
Deferred revenue - long-term	31,405	29,752
Other long-term liabilities	9,156	10,413
Total liabilities	367,329	382,345

Stockholders' equity:
Preferred stock	—	—
Common stock	1,307	1,292
Additional paid-in capital	816,152	771,346
Retained earnings	365,021	376,202
Accumulated other comprehensive loss	(18,681)	(34,621)
Total stockholders' equity	1,163,799	1,114,219
Total liabilities and stockholders' equity	$1,531,128	$1,496,564

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net sales:
Product	$291,891	$278,521	$853,219	$816,486
Software maintenance	29,030	27,843	86,416	83,161
Total net sales	320,921	306,364	939,635	899,647

Cost of sales:
Product	81,641	74,734	235,989	225,261
Software maintenance	2,110	1,998	6,744	5,126
Total cost of sales	83,751	76,732	242,733	230,387

Gross profit	237,170	229,632	696,902	669,260
	74%	75%	74%	74%
Operating expenses:
Sales and marketing	116,661	116,662	358,335	346,230
Research and development	56,526	59,066	171,701	178,244
General and administrative	26,468	24,537	78,400	74,308
Total operating expenses	199,655	200,265	608,436	598,782

Operating income	37,515	29,367	88,466	70,478
	12%	10%	9%	8%
Other income (expense):
Interest income	657	276	1,509	787
Net foreign exchange gain (loss)	1,096	(760)	1,624	(1,471)
Other (expense) income, net	(1,153)	301	(957)	(2,052)

Income before income taxes	38,115	29,184	90,642	67,742

Provision for income taxes	4,726	4,695	13,949	14,155

Net income	$33,389	$24,489	$76,693	$53,587

Basic earnings per share	$0.26	$0.19	$0.59	$0.42
Diluted earnings per share	$0.25	$0.19	$0.59	$0.42

Weighted average shares outstanding -
basic	130,660	128,815	130,103	128,233
diluted	131,617	129,047	131,050	128,738

Dividends declared per share	$0.21	$0.20	$0.63	$0.60

National Instruments
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)
	Nine Months Ended September 30,
	2017	2016

Cash flow from operating activities:
Net income	$76,693	$53,587
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	54,794	55,164
Stock-based compensation	21,272	19,635
Tax expense/(benefit) expense from deferred income taxes	(4,290)	(7,321)
Net change in operating assets and liabilities	(1,013)	28,951
Net cash provided by operating activities	147,456	150,016

Cash flow from investing activities:
Capital expenditures	(24,084)	(34,408)
Capitalization of internally developed software	(34,406)	(24,048)
Additions to other intangibles	(1,379)	(1,969)
Acquisitions, net of cash received	—	(549)
Purchases of short-term investments	(62,845)	(9,054)
Sales and maturities of short-term investments	45,582	38,566
Net cash used by investing activities	(77,132)	(31,462)

Cash flow from financing activities:
Proceeds from revolving line of credit	—	15,000
Principal payments on revolving line of credit	(10,000)	(27,000)
Proceeds from issuance of common stock	22,870	22,157
Repurchase of common stock	—	(5,635)
Dividends paid	(82,051)	(77,056)
Net cash used by financing activities	(69,181)	(72,534)

Impact of changes in exchange rates on cash	7,768	3,503

Net change in cash and cash equivalents	8,911	49,523
Cash and cash equivalents at beginning of period	285,283	251,129
Cash and cash equivalents at end of period	$294,194	$300,652

The following tables provide details with respect to the amount of GAAP charges related to stock-based compensation, amortization of acquisition-related intangibles, acquisition-related transaction costs, restructuring charges, foreign exchange loss on acquisitions and taxes levied on the transfer of acquired intellectual property that were recorded in the line items indicated below (unaudited) (in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2017	2016	2017	2016
Stock-based compensation
Cost of sales	$689	$556	$1,914	$1,643
Sales and marketing	3,014	2,635	8,523	8,422
Research and development	2,328	2,027	6,552	6,745
General and administrative	1,514	921	4,358	2,764
Provision for income taxes	(2,369)	(2,092)	(7,388)	(6,202)
Total	$5,176	4,047	13,959	13,372

Amortization of acquisition intangibles
Cost of sales	$1,502	$1,599	$4,648	$7,621
Sales and marketing	515	502	1,479	2,141
Research and development	283	276	813	815
Other income, net	—	—	—	—
Provision for income taxes	(546)	854	(1,656)	1,312
Total	$1,754	3,231	5,284	11,889

Acquisition transaction costs, restructuring charges, and other
Cost of sales	$79	$74	$988	$253
Sales and marketing	1,618	42	8,018	141
Research and development	235	236	1,816	648
General and administrative	207	97	803	317
Foreign exchange gain (loss) [1]	—	—	—	94
Other income (loss), net[2]	—	—	—	2,475
Provision for income taxes	(720)	(156)	(3,655)	(1,358)
Total	$1,419	$293	$7,970	$2,570
(1) Foreign exchange losses on acquisitions were $0 and $94 for the nine month periods ended September 30, 2017 and 2016, respectively
(2) Taxes levied on the transfer of acquired intellectual property were $0 and $2,475 for the nine month periods ended September 30, 2017 and 2016, respectively

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Reconciliation of Gross Profit to Non-GAAP Gross Profit
Gross profit, as reported	$237,170	229,632	696,902	669,260
Stock-based compensation	689	556	1,914	1,643
Amortization of acquisition intangibles	1,502	1,599	4,648	7,621
Acquisition transaction costs and restructuring charges	79	74	988	253
Non-GAAP gross profit	$239,440	231,861	704,452	678,777
Non-GAAP gross margin	75%	76%	75%	75%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
Operating expenses, as reported	$199,655	200,265	608,436	598,782
Stock-based compensation	(6,856)	(5,583)	(19,433)	(17,931)
Amortization of acquisition intangibles	(798)	(778)	(2,292)	(2,956)
Acquisition transaction costs and restructuring charges	(2,060)	(375)	(10,637)	(1,106)
Non-GAAP operating expenses	$189,941	193,529	576,074	576,789

Reconciliation of Operating Income to Non-GAAP Operating Income
Operating income, as reported	$37,515	29,367	88,466	70,478
Stock-based compensation	7,545	6,139	21,347	19,574
Amortization of acquisition intangibles	2,300	2,377	6,940	10,577
Acquisition transaction costs and restructuring charges	2,139	449	11,625	1,359
Non-GAAP operating income	$49,499	38,332	128,378	101,988
Non-GAAP operating margin	15%	13%	14%	11%

Reconciliation of Income before income taxes to Non-GAAP Income before income taxes
Income before income taxes, as reported	$38,115	29,184	90,642	67,742
Stock-based compensation	7,545	6,139	21,347	19,574
Amortization of acquisition intangibles	2,300	2,377	6,940	10,577
Acquisition transaction costs and restructuring charges	2,139	449	11,625	1,359
Foreign exchange loss on acquisitions	—	—	—	94
Taxes levied on transfer of acquired intellectual property	—	—	—	2,475
Non-GAAP income before income taxes	$50,099	38,149	130,554	101,821

Reconciliation of Provision for income taxes to Non-GAAP Provision for income taxes
Provision for income taxes, as reported	$4,726	4,695	13,949	14,155
Stock-based compensation	2,369	2,092	7,388	6,202
Amortization of acquisition intangibles	546	(854)	1,656	(1,312)
Acquisition transaction costs, restructuring charges, and other	720	156	3,655	1,358
Non-GAAP provision for income taxes	$8,361	6,089	26,648	20,403

Reconciliation of GAAP Net Income, Basic EPS and Diluted EPS to Non-GAAP Net Income, Non-GAAP Basic EPS and Non- GAAP Diluted EPS
(in thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Net income, as reported	$33,389	$24,489	$76,693	$53,587
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation, net of tax effect	5,176	4,047	13,959	13,372
Amortization of acquisition intangibles, net of tax effect	1,754	3,231	5,284	11,889
Acquisition transaction costs, restructuring, and other, net of tax effect	1,419	$293	7,970	2,570
Non-GAAP net income	$41,738	$32,060	$103,906	$81,418

Basic EPS, as reported	$0.26	$0.19	$0.59	$0.42
Adjustment to reconcile basic EPS to non-GAAP
basic EPS:
Impact of stock-based compensation, net of tax effect	0.04	0.03	0.11	0.10
Impact of amortization of acquisition intangibles, net of tax effect	0.01	0.03	0.04	0.09
Impact of acquisition transaction costs, restructuring, and other, net of tax effect	0.01	—	0.05	0.02
Non-GAAP basic EPS	$0.32	$0.25	$0.79	$0.63

Diluted EPS, as reported	$0.25	$0.19	$0.59	$0.42
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS
Impact of stock-based compensation, net of tax effect	0.04	0.03	0.11	0.10
Impact of amortization of acquisition intangibles, net of tax effect	0.02	0.03	0.04	0.09
Impact of acquisition transaction costs, restructuring, and other, net of tax effect	0.01	—	0.05	0.02
Non-GAAP diluted EPS	$0.32	$0.25	$0.79	$0.63

Weighted average shares outstanding -
Basic	130,660	128,815	130,103	128,233
Diluted	131,617	129,047	131,050	128,738

National Instruments
Reconciliation of Net Income to EBITDA
(in thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net income, as reported	$33,389	$24,489	$76,693	$53,587
Adjustments to reconcile net income to EBITDA:
Interest income	(464)	(53)	(863)	(194)
Tax expense	4,726	4,695	13,949	14,155
Depreciation and amortization	18,879	16,947	54,794	55,164
EBITDA	$56,530	$46,078	$144,573	$122,712
Weighted average shares outstanding - Diluted	131,617	129,047	131,050	128,738

Reconciliation of GAAP to Non-GAAP EPS Guidance
(unaudited)
	Three Months Ended
	December 31, 2017

	Low	High
GAAP Fully Diluted EPS, guidance	$0.27	$0.41
Adjustment to reconcile diluted EPS to non-GAAP
diluted EPS:
Impact of stock-based compensation, net of tax effect	0.04	0.04
Impact of amortization of acquisition intangibles and acquisition accounting adjustments, net of tax effect	0.02	0.02
Impact of acquisition transaction costs, restructuring, and other, net of tax effect	0.01	0.01
Non-GAAP diluted EPS, guidance	$0.34	$0.48

National Instruments
Reconciliation of GAAP Revenue Growth to Core Revenue Growth
(unaudited)

Three Months Ended
September 30,
2017
YoY GAAP revenue growth, as reported	4.8%
Effect of excluding our current largest customer	0.1%
YoY GAAP revenue growth, excluding our largest customer	4.9%
Effect of excluding the impact of foreign currency exchange	0.1%
YoY Core revenue growth	5.0%